As filed with the Securities and Exchange Commission on May 30 , 2018.

Registration No. 333-220372

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 8

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Hancock Jaffe Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3841	33-0936180
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

70 Doppler

Irvine, California 92618

(949) 261-2900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert A. Berman

Chief Executive Officer

Hancock Jaffe Laboratories, Inc.

70 Doppler

Irvine, California 92618

(949) 261-2900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael A. Hedge K&L Gates LLP 1 Park Plaza Twelfth Floor Irvine, California 92614 (949) 253-0900	Peter DiChiara Ross D. Carmel Carmel, Milazzo & DiChiara LLP 55 West 39th Street, 18th Floor New York, New York (212) 658-0458

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 8 to the Registration Statement on Form S-1 (File No. 333-220372) (the “Registration Statement”) is being filed as an exhibit-only filing solely for the purpose of filing an updated Exhibit 5.1 and to amend and restate the Exhibit Table referred to in Item 16 of Part II of the Registration Statement. No changes have been made to the preliminary prospectuses constituting Part I of the Registration Statement or to Part II of the Registration Statement (other than to reflect in the Exhibit Table the filing of the aforementioned exhibit). Accordingly, this Amendment No. 8 consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature page to the Registration Statement and the updated Exhibit 5.1.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the Securities and Exchange Commission registration fee, the Financial Industry Regulatory Authority, Inc., or FINRA, filing fee and the Nasdaq Capital Market listing fee.

Amount to be Paid
SEC registration fee	$5,827
FINRA filing fee	$2,750
The Nasdaq Capital Market initial listing fee	$75,000
Printing and engraving expenses	$10,000
Accounting fees and expenses	$50,000
Legal fees and expenses	$250,000
Transfer agent and registrar fees	$20,000
Miscellaneous fees and expenses	$75,000
Total	$488,577

Item 14. Indemnification of Directors and Officers.

Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for breaches of the director’s duty of loyalty to the corporation or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of a law, authorizations of the payments of a dividend or approval of a stock repurchase or redemption in violation of Delaware corporate law or for any transactions from which the director derived an improper personal benefit. Our certificate of incorporation will provide that no director will be liable to us or our stockholders for monetary damages for breach of fiduciary duties as a director, subject to the same exceptions as described above. We have entered into indemnification agreements with each of our directors which may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. We also expect to maintain standard insurance policies that provide coverage (1) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments we may make to such officers and directors.

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Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with a threatened, pending, or completed action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with defense or settlement of such action or suit and no indemnification shall be made with respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. In addition, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding described above (or claim, issue, or matter therein), such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit, or proceeding may be advanced by the corporation upon receipt of an undertaking by such person to repay such amount if it is ultimately determined that such person is not entitled to indemnification by the corporation under Section 145 of the General Corporation Law of the State of Delaware. Our amended and restated certificate of incorporation will provide that we will, to the fullest extent permitted by law, indemnify any person made or threatened to be made a party to an action or proceeding by reason of the fact that he or she (or his or her testators or intestate) is or was our director or officer or serves or served at any other corporation, partnership, joint venture, trust or other enterprise in a similar capacity or as an employee or agent at our request, including service with respect to employee benefit plans maintained or sponsored by us, against expenses (including attorneys’), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend, or defense of such action, suit, proceeding, or claim. However, we are not required to indemnify or advance expenses in connection with any action, suit, proceeding, claim, or counterclaim initiated by us or on behalf of us. Our amended and restated bylaws will provide that we will indemnify and hold harmless each person who was or is a party or threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was our director or officer, or is or was serving at our request in a similar capacity of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (whether the basis of such action, suit, or proceeding is an action in an official capacity as a director or officer or in any other capacity while serving as a director of officer) to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection with such action, suit or proceeding, and this indemnification continues after such person has ceased to be an officer or director and inures to the benefit of such person’s heirs, executors and administrators. The indemnification rights also include the right generally to be advanced expenses, subject to any undertaking required under Delaware General Corporation Law, and the right generally to recover expenses to enforce an indemnification claim or to defend specified suits with respect to advances of indemnification expenses.

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding securities sold and issued by us since January 1, 2014 that were not registered under the Securities Act, as well as the consideration received by us for such securities and information relating to the section of the Securities Act, or rule of the Securities and Exchange Commission, under which exemption from registration was claimed.

(1)	On July 25, 2016, we issued 299,400 shares of common stock to Steven A. Cantor, our previous Co-Chief Executive Officer and a previous member of our board of directors, pursuant to his Employment Agreement, dated September 4, 2013.

(2)	On July 25, 2016, we issued 299,400 shares of common stock to Corbiz, LLC pursuant to a unanimous written consent of the board of directors, dated September 4, 2013.

(3)	On May 5, 2016 and pursuant to his employment agreement, we issued a five-year warrant to purchase 416,667 shares of our common stock to Mr. Cantor, at a per share exercise price of $6.00. As of June 30, 2017, Mr. Cantor returned to us 250,000 of such warrants and transferred the balance of 166,667 warrants to others.

(4)	On November 28, 2016, we completed a private placement of our Series A preferred stock, or the Series A Offering. We issued an aggregate of 1,005,700 shares of Series A preferred stock at a purchase price of $5.00 per share. We received aggregate gross proceeds of $5.

(5)	From December 4, 2015 to December 1, 2016, we issued five-year warrants to 3 placement agents in the Series A Offering, to purchase an aggregate of 52,850 shares of our Series A preferred stock at an initial exercise price of $10.00 per share.

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(6)	On August 31, 2016, we issued 123,481 shares of our common stock to Biodyne Holding, S.A., pursuant to an amendment to the Loan Agreement, dated as of June 30, 2015.

(7)	From September 2016 to date, we granted stock options under our 2016 Omnibus Incentive Plan to purchase an aggregate of 1,422,000 shares of common stock at an exercise price of $10.00 per share to certain directors, officers, employees and service providers.

(8)	On October 1, 2016, we agreed to issue 10,000 shares of our common stock to CorProminence LLC in accordance with a marketing and consulting agreement dated August 18, 2016, in exchange for consulting services to be rendered by CorProminence LLC.

(9)	From February 14, 2017 to date, we issued 253,792 shares of our Series B Preferred Stock in foreign and private offerings to a total of 34 investors for a price of $12.00 per share. We received aggregate gross proceeds of $1,522,752.

(10)	From June 6, 2017 to January 16, 2018, we completed a private placement of approximately $2,750,500 in our convertible notes, or the 2017 Notes. We subsequently amended and restated the 2017 Notes on December 29, 207. The initial conversion price was $12.00 and each purchaser was issued a warrant to purchase 100% additional shares of common stock with an initial exercise price of $14.40. We paid approximately $129,030 to our placement agent Alexander Capital LP and issued it warrants to purchase shares of our common stock.

(11)	During January 2018, we completed a private placement of $2,897,500 in our convertible notes. The initial conversion price is $12.00 and each purchaser was issued a warrant to purchase 75% additional shares of common stock with an initial exercise price of $14.40. We paid approximately $289,750 to our placement agent Alexander Capital LP and issued it warrants to purchase shares of our common stock.

(12)	On April 26, 2018, we issued 120,405 shares and 35,012 shares of our common stock to Biodyne Holding, S.A. and Leman Cardiovascular S.A., respectively, pursuant to a conversion of the outstanding principal and accrued interest under certain loan agreements.

(13)	On April 30, 2018, we issued to Rosewall Ventures Ltd., 44,444 shares of our common stock at a value of $4.50 per share in satisfaction of $200,000 in deferred compensation to our Chief Medical Officer, OUS, Mr. Benedict Broennimann, M.D.

(14)	On May 15, 2018, we issued to five holders an aggregate of 55,000 shares of our common stock in connection with the issuance of our promissory notes on May 15, 2018.

The offers, sales and issuances of securities listed in items (1) through (6) and (8) through (10) and (14) above, were deemed exempt from registration under Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder in that the issuance of securities did not involve a public offering. The recipients of such securities in each of these transactions represented their intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof. The offers, sales and issuances of securities listed in item (7) above, were deemed exempt from registration in reliance on Section 4(a)(2) of the Securities Act or Rule 701 promulgated thereunder as transactions pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of such securities were our employees, directors or bona fide consultants and received the securities under our stock option plans. All of the foregoing securities are deemed restricted securities for purposes of the Securities Act and appropriate legends were affixed to the securities issued in such transactions.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

The exhibits to the registration statement are listed in the Exhibit Index attached hereto and are incorporated by reference herein.

(b) Financial Statement Schedules.

All other schedules are omitted because they are not required, are not applicable, or the information is included in the financial statements or the related notes to financial statements thereto.

Item 17. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

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(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) Provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(7) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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EXHIBIT INDEX

Exhibit Number	Description of Exhibits

1.1#	Form of Underwriting Agreement
3.1#	Third Amended and Restated Certificate of Incorporation, as currently in effect
3.2#	Bylaws, as currently in effect
3.3#	First Amended and Restated Certificate of Designation, Preferences, Rights and Limitations of Series B Convertible Preferred Stock
3.4#	Certificate of Amendment to Third Amended and Restated Certificate of Incorporation
3.5#	Certificate of Amendment to First Amended and Restated of Designation, Preferences, Rights and Limitations of Series B Convertible Preferred Stock
3.6#	Form of Amended and Restated Certificate of Incorporation, to be in effect upon the completion of this offering
3.7#	Form of Amended and Restated Bylaws, to be in effect upon the completion of this offering
4.1#	Specimen common stock certificate
4.2#	Form of Investors’ Rights Agreement, by and among the Registrant and investors of Series A Preferred Stock
4.3#	Form of Investors’ Rights Agreement, by and among the Registrant and investors of Series B Preferred Stock
4.4#	Form of Series A Preferred Stock Placement Agents’ Warrant
4.5#	Form of Series B Preferred Stock Placement Agents’ Warrant
4.6#	Form of Common Stock Purchase Warrant (issued in connection with the 2017 Notes)
4.7#	Form of Underwriters’ Warrant
4.8#	Form of Warrant to Purchase Shares of Common Stock (issued to Mr. Cantor)
4.9#	Form of Amended and Restated Common Stock Purchase Warrant (issued in connection with the 2017 Notes)
4.10#	Form of Common Stock Purchase Warrant (issued in connection with the 2018 Notes)
4.11#	Form of Second Amended and Restated Common Stock Purchase Warrant (issued in connection with the 2017 Notes)
4.12#	Form of Amended and Restated Common Stock Purchase Warrant (issued in connection with the 2018 Notes)
4.13#	Form of Warrant Agreement
4.14#	Amendment to Warrant to Purchase Shares
4.15#	Form of Warrant Certificate
5.1	Opinion of Counsel to Registrant
10.1+#	2016 Omnibus Incentive Plan
10.2+#	Employment Agreement, dated as of August 30, 2016, by and between the Registrant and Benedict Broennimann, M.D.
10.3+#	Employment Agreement, dated as of July 22, 2016, by and between the Registrant and William R. Abbott
10.4+#	Employment Agreement, dated as of July 22, 2016, by and between the Registrant and Marc Glickman, M.D.
10.5+#	Employment Agreement, dated as of July 22, 2016, by and between the Registrant and Susan Montoya
10.6+#	Employment Agreement, dated as of July 1, 2016, by and between the Registrant and Steven Cantor
10.7#	Asset Purchase Agreement, dated as of March 18, 2016, by and between LeMaitre Vascular, Inc. and the Registrant
10.8#	Post-Acquisition Supply Agreement, dated as of March 18, 2016, by and between the Registrant and LeMaitre Vascular, Inc.
10.9#	Development and Manufacturing Agreement, dated as of February 1, 2013, by and between the Registrant and Hancock Jaffe Laboratories Aesthetics, Inc.
10.10#	Medical Advisory Board Agreement, dated as of May 1, 2016, by and between the Registrant and Steve Elias, M.D.
10.11#	Medical Advisory Board Agreement, dated as of May 1, 2016, by and between the Registrant and Antonios Gasparis, M.D.
10.12#	Medical Advisory Board Agreement, dated as of September 1, 2016, by and between the Registrant and Wade Dimitri, M.D.
10.13#	Medical Advisory Board Agreement, dated as of October 1, 2016, by and between the Registrant and Afksendyios Kalangos, M.D.
10.14#	Standard Industrial/Commercial Single-Tenant Lease, dated as of September 20, 2017, by and between the Registrant and Corbiz, LLC
10.15#	Loan Agreement, dated as of June 30, 2015, by and between Biodyne Holding S.A. and the Registrant
10.16#	First Amendment to Loan Agreement, dated as of April 1, 2016, by and between Biodyne Holding S.A. and the Registrant
10.17#	Second Amendment to Loan Agreement, dated as of October 18, 2016, by and between Biodyne Holding S.A. and the Registrant
10.18#	Third Amendment to Loan Agreement, dated as of December 9, 2016, by and between Biodyne Holding S.A. and the Registrant
10.19#	Fourth Amendment to Loan Agreement, dated as of March 27, 2017, by and between Biodyne Holding S.A. and the Registrant
10.20#	Fifth Amendment to Loan Agreement, dated as of June 26, 2017, by and between Biodyne Holding S.A. and the Registrant
10.21#	Common Stock Purchase Agreement, dated as of April 1, 2016, by and between the Registrant and Hancock Jaffe Laboratories Aesthetics, Inc.
10.22#	Services and Material Supply Agreement, dated as of March 4, 2016, by and between the Registrant and ATSCO, Inc.
10.23+#	First Amendment to Employment Agreement, dated as of June 1, 2017, by and between the Registrant and William Abbott
10.24+#	First Amendment to Employment Agreement, dated as of December 1, 2016, by and between the Registrant and Steven Cantor
10.25+#	Second Amendment to Employment Agreement, dated as of June 12, 2017, by and between the Registrant and Steven Cantor
10.26#	Securities Purchase Agreement dated as of June 15, 2017, by and among the Registrant and each purchaser identified on the signature pages thereto (2017 Note)
10.27#	Promissory Note, dated June 15, 2017, by and between the Registrant and Hancock Jaffe Laboratories Aesthetic, Inc.
10.28#	Promissory Note, dated August 22, 2017, by and between the Registrant and Hancock Jaffe Laboratories Aesthetic, Inc.
10.29+#	Form of Amendment to 2016 Omnibus Incentive Plan
10.30#	Form of Indemnification Agreement
10.31+#	Form of Notice of Grant of Stock Option under the 2016 Plan
10.32#	Form of Convertible Note (2017 Note)
10.33#	Form of Subscription Agreement
10.34#	Agreement for Purchase of Corporate Assets, dated May 10, 2013, by and between the Registrant and Leman Cardiovascular S.A.
10.35#	Promissory Note, dated May 10, 2013, by and between the Registrant and Leman Cardiovascular S.A. as amended (Leman Note)
10.36#	Convertible Promissory Note, dated June 26, 2015, by and between the Registrant and Biodyne Holding S.A. (Biodyne Note)
10.37#	Amendment to Securities Purchase Agreement, dated December 29, 2017, by and among the Registrant and the holders signatory thereto (2017 Note)
10.38#	Form of Amended and Restated Convertible Note (2017 Note)
10.39#	Form of Securities Purchase Agreement, by and between the Registrant and the holders signatory thereto (2018 Note)
10.40#	Form of Convertible Note (2018 Note)
10.41#	Form of Promissory Note (December Note)
10.42#	Second Amendment to Securities Purchase Agreement, dated February 28, 2018, by and among the Registrant and holders signatory thereto (2017 Note)
10.43#	Form of Second Amended and Restated Convertible Note (2017 Note)
10.44#	Amendment to Securities Purchase Agreement, dated February 28, 2018, by and among the Registrant and the holders signatory thereto (2018 Note)
10.45#	Form of Amended and Restated Convertible Note (2018 Note)
10.46+#	First Amendment to Employment Agreement, dated as of April 2, 2018, by and between the Registrant and Benedict Broennimann, M.D.
10.47+#	Employment Agreement, dated as of March 30, 2018, by and between the Registrant and Robert A. Berman.
10.48#	Sixth Amendment to Loan Agreement, dated as of January 11, 2018, by and between Biodyne Holding S.A. and the Registrant
10.49#	Seventh Amendment to Loan Agreement, dated as of March 30, 2018, by and between Biodyne Holding S.A. and the Registrant
10.50+#	Amended and Restated 2016 Omnibus Incentive Plan
10.51#	Second Amendment to Promissory Note , dated April 26, 2018, by and between the Registrant and Leman Cardiovascular S.A. (Leman Note)
10.52#	Letter Agreement between the Registrant and Benedict Broennimann, M.D.
10.53 #	Form of Promissory Note, original issue discount(May Bridge Note)
10.54 #	Form of Promissory Note, original issue discount and interest (May Bridge Note)
10.55 #	Form of Promissory Note, secured (May Bridge Note)
10.56 #	Form of Share Issuance Agreement (May Bridge Note)
21.1#	Subsidiaries of the Registrant
23.1 #	Consent of Marcum LLP, independent registered public accounting firm
23.2	Consent of Counsel to the Registrant (included in Exhibit 5.1)
24.1#	Power of Attorney (included on signature page to this registration statement)

+	Indicates a management contract or compensatory plan.
#	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 8 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 30th day of May, 2018.

HANCOCK JAFFE LABORATORIES, INC.

By:	/s/ Robert A. Berman
Robert A. Berman
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 8 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert A. Berman	Chief Executive Officer and Director	May 30 , 2018
Robert A. Berman	(Principal Executive Officer)

/s/ William R. Abbott	Senior Vice President, Chief Financial Officer	May 30 , 2018
William R. Abbott	(Principal Financial Officer and Principal Accounting Officer)

*	Chief Medical Officer, OUS	May 30 , 2018
Benedict Broennimann, M.D.

/s/ Yury Zhivilo	Chairman and Director	May 30 , 2018
Yury Zhivilo

*	Director	May 30 , 2018
Robert A. Anderson

*	Director	May 30 , 2018
Robert W. Doyle

*	Director	May 30 , 2018
Steven Girgenti

*By:	/s/ Yury Zhivilo
Yury Zhivilo
Attorney-in-Fact